Exhibit 4.30
REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****].
By this private instrument, the Parties, on one side:
PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A., headquartered at Avenida Brigadeiro Faria Lima, No. 1384, 1st to 10th floor – Mezzanine and Hall, Jardim Paulistano, in the City of São Paulo, State of São Paulo, registered with the CNPJ/MF under No. [*****], and successor by merger of REGISTRASEGURO S.A., formerly located at Avenida Brigadeiro Faria Lima, No. 1384, 5th floor, Jardim Paulistano, in the City of São Paulo, State of São Paulo, and registered with the CNPJ/MF under No. [*****], herein represented according to its constitutive documents, hereinafter simply referred to as “PAGSEGURO”;
CONCIL INTELIGÊNCIA EM CONCILIAÇÃO S.A., headquartered at Avenida Brigadeiro Faria Lima, No. 1384, 1st floor - Mezzanine, Jardim Paulistano, in the City of São Paulo, State of São Paulo, registered with the CNPJ/MF under No. [*****], herein represented according to its constitutive documents, hereinafter simply referred to as “CONCIL”;
PAGSEGURO TECNOLOGIA LTDA., headquartered at Avenida Brigadeiro Faria Lima, No. 1384, 1st floor, Jardim Paulistano, in the City of São Paulo, State of São Paulo, registered with the CNPJ/MF under No. [*****], herein duly represented in accordance with its constitutive documents, hereinafter referred to as “PAGSEGURO INTERNATIONAL”,
ZYGO SERVIÇOS DE TECNOLOGIA S.A., headquartered at Rodovia Admar Gonzaga, No. 440, 5th floor – Room 17, Itacorubi, in the City of Florianópolis, State of Santa Catarina, registered with the CNPJ/MF under No. [*****], herein represented according to its constitutive documents, hereinafter simply referred to as “ZYGO TECNOLOGIA”; which, together with PAGSEGURO, CONCIL, and PAGSEGURO INTERNATIONAL shall be referred to as the CONTRACTING PARTIES,

COMPASS.UOL INFORMATICA LTDA., headquartered at Alameda Barão de Limeira, 425, 1st floor – Annex Part B, Campos Elíseos, in the City of São Paulo, State of São Paulo, registered with the CNPJ under No. [*****], herein duly represented according to its constitutive documents, hereinafter referred to as the “CONTRACTED PARTY,” and together with the CONTRACTING PARTIES, simply referred to as the “Parties”
WHEREAS:
I.the Parties signed on January 1st, 2017 an AWS cloud contract, by which the CONTRACTING PARTY acquired from UOL DIVEO, an AWS resale partner, products and services provided to the CONTRACTING PARTY directly by AWS pursuant to the accepted terms of use available at the link: https://s3-us-west-2.amazonaws.com/legal-reseller/AWS+Reseller+Customer+License+Terms.pdf (periodically updated by AWS) and the Purchase Order No. 19-09632 (“Contract”);
II.the Parties are interested in including the companies CONCIL, PAGSEGURO INTERNATIONAL, and ZYGO TECNOLOGIA as CONTRACTING PARTIES, as well as formalizing the removal of the company REGISTRASEGURO, due to its merger into PAGSEGURO;
have hereby mutually agreed and contracted, in the best legal form, to enter into this 5th Addendum to the Contract (“Addendum”), which shall bind the Parties and their successors at any time and under any title, under the terms and conditions below:
FIRST CLAUSE – PURPOSE
1.1The purpose of this Addendum is to include the companies CONCIL, PAGSEGURO INTERNATIONAL, and ZYGO TECNOLOGIA in the Contract, assuming the status of CONTRACTING PARTIES under the same conditions as PAGSEGURO.
1.1.1Each CONTRACTING PARTY may individually request the provision of services from the CONTRACTED PARTY, without the need for consent from the others, provided that the conditions established in the Contract are respected.
1.1.2Billing and payment will be carried out in accordance with the terms of the Contract, directly between the CONTRACTED PARTY and the party receiving the service, in accordance with their respective information.
1.1.3The party receiving the service shall be solely responsible for the rights and obligations arising therefrom, without generating any liability, including joint or subsidiary liability, for the other party.
1.2The companies CONCIL, PAGSEGURO INTERNATIONAL, and ZYGO TECNOLOGIA declare that they are fully aware of all the clauses and conditions of the Contract and undertake to comply with each one of them in full.

1.3This Addendum also serves to exclude REGISTRASEGURO from the Contract, due to the company's merger into PAGSEGURO, which occurred on 07/31/2023.
1.4The CONTRACTED PARTY, in an irrevocable and irreversible manner, grants full discharge to REGISTRASEGURO, with nothing further owed as of the date of the signing of this instrument, especially with regard to the Contract.
SECOND CLAUSE – GENERAL PROVISIONS
2.1    The Parties acknowledge the validity and full effectiveness of contracting through electronic, digital, and computer-based means, which constitute an extrajudicial enforceable instrument for all legal purposes, even if executed with electronic signatures or certifications outside the ICP-Brasil standards, as provided by the paragraphs of article 10 of Provisional Measure No. 2.200/2001 in force in Brazil. Therefore, this Contract, as well as the Proposal, its annexes, and addenda, may be executed through such means, and the need for Witnesses is waived under § 4 of Article 784 of Law No. 13.105/2015 (Code of Civil Procedure).
2.2    The Parties ratify all other terms and conditions of the Contract, clarifying that the terms and clauses not expressly amended by this Addendum remain unchanged and in full force.
In witness whereof, the Parties sign this instrument in 03 (three) counterparts of equal content, in the presence of two witnesses.
São Paulo, September 15, 2023

ADT: 06565/23
/s/ Artur Gaulke Schunck
/s/ Renato Bertozzo Duarte
PAGSEGURO INTERNET INTITUIÇÃO DE PAGAMENTO S.A.
/s/ Artur Gaulke Schunck
/s/ Renato Bertozzo Duarte
CONCIL INTELIGÊNCIA EM CONCILIAÇÃO S.A.
/s/ Artur Gaulke Schunck
/s/ Renato Bertozzo Duarte
PAGSEGURO TECNOLOGIA LTDA.
/s/ Artur Gaulke Schunck
/s/ Renato Bertozzo Duarte
ZYGO SERVIÇOS DE TECNOLOGIA S.A.
/s/ Rogildo Torquato Landim
/s/ Marcelo Moojen Epperlein
COMPASS.UOL INFORMATICA LTDA.
Witnesses:
1./s/ Cristina Ely
2./s/ William Mantovani do Nascimento
3./s/ Vanessa Peres de Souza

Technical and Commercial Proposal PPA - AWS Contract Amendment Document version: V2 Initial submission date: 08/16/2023 Latest version: 08/25/2023

compass.uol

PagBank

Technical and Commercial Proposal

PPA - AWS

Contract Amendment

compass.uol

Document version: V2

Commercial Conditions
Below we present the amendments to be added to the EDP contract for AWS Cloud usage:
The companies listed below are to be included by way of an addendum to the current contract. These companies are controlled by PagBank, and the purpose of this inclusion is to enable the monthly allocation of AWS Cloud consumption costs to their respective Cost Centers.
With regard to responsibilities and commitments, no changes are made to the conditions established in the contract. Company details:
•CONCIL INTELIGENCIA EM CONCILIAÇÃO S.A CNPJ: [*****]
•ZYGO SERVICOS DE TECNOLOGIA SA CNPJ: [*****]
•PAGSEGURO TECNOLOGIA LTDA (BOAC) CNPJ: [*****]
Assumptions:
A.The addendum will serve solely for the authorization of billing to the 3 companies;
B.There will be no changes to the measurement process;
C.There will be no changes to the discounts and benefits of the current contract.

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